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                                                                      EXHIBIT 21

                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES

                              DOMESTIC SUBSIDIARIES
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                                                                                   STATE OF
SUBSIDIARY                                                                      INCORPORATION
----------                                                                      -------------
564 Randolph Co. #2                                                                Illinois
IRI Puerto Rico, Inc. (formerly Market Trends, Inc.)                               Puerto Rico
IRI Venezuela Holdings, Inc.                                                       Delaware
IRI Guatemala Holdings, Inc.                                                       Delaware
IRI Greek Holdings, Inc.                                                           Delaware
IRI French Holdings, Inc.                                                          Delaware
IRI Italy Holdings, Inc.                                                           Delaware
InfoScan Italy Holdings, Inc.                                                      Delaware
Shoppers Hotline, Inc.                                                             Delaware
North Clinton Corporation                                                          Illinois
Mosaic InfoForce, L.P.                                                             Delaware

                              FOREIGN SUBSIDIARIES

                                                                                 COUNTRY OF
SUBSIDIARY                                                                      INCORPORATION
----------                                                                      -------------
IRI Software S.A.                                                                  France
IRI Software, Ltd. (formerly known as Management Decision
  Systems, Limited) d/b/a Information Resources                                    United Kingdom
IRI Software B.V.                                                                  The Netherlands
Information Resources GmbH                                                         Germany
IRI Apollo K.K.                                                                    Japan
IRI-SECODIP, S.C.S.                                                                France
IRI Hellas, S.A.                                                                   Greece
Information Resources de Mexico, S.A. de C.V. (formerly
  known as IRI Software de Mexico, S.A. de C.V.)                                   Mexico
IRI InfoScan S.r.1.                                                                Italy
Fielco S.r.l.                                                                      Italy
Precis (1136) Limited                                                              United Kingdom
IRI InfoScan Limited (formerly InfoScan NMRA Limited)
   d/b/a Information Resources                                                     United Kingdom
Information Resources GfK GmbH (formerly known as IRI/GfK Retail
    Services GmbH)                                                                 Germany
Information Resources GfK B.V. (formerly known as IRI/GfK Retail
    Services B.V.)                                                                 The Netherlands
Information Resources Espana, S.L.                                                 Spain
Datos Information Resources                                                        Venezuela
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